UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2021

Zumiez Inc.

(Exact name of registrant as specified in its charter)

Washington	000-51300	91-1040022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 204th Street SW, Lynnwood, WA 98036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 551-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZUMZ	Nasdaq Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On January 22, 2021, Zumiez Inc. (the “Company”) appointed James P. Murphy to the Company’s Board of Directors. Mr. Murphy will serve as an independent Class I director, for a term expiring at the Company’s 2021 annual meeting of shareholders. Mr. Murphy will serve on the Company’s Audit Committee.

James P. Murphy, 68, currently serves as the EVP, COO of Costco Wholesale’s International Division. He has been responsible for directing the expansion and operations of Costco’s businesses outside of North America since 2004 and is a member of Costco’s executive committee. Prior to his current position he held a variety of leadership roles including SVP - International, SVP - Europe, SVP - Northeast Region and VP Operations - Northern California. Prior to joining Costco in 1987 he worked for Lucky Stores in a variety of operational roles beginning in 1971. Mr. Murphy has served and continues to serve on a variety of non-profit boards including the University of Portland Board of Regents and the College Success Foundation, where he serves as Vice-Chair. Mr. Murphy earned a M.B.A. from the University of Portland and a B.S. in Business Administration from the University of Southern California.

Mr. Murphy will receive the same compensation as other non-employee Company directors as described in the Company’s 2020 Proxy Statement under the heading “Director Compensation.”

There are no arrangements or understandings between Mr. Murphy and any other persons pursuant to which Mr. Murphy was selected as a director. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, with the Company to which Mr. Murphy was or is to be a party, in which Mr. Murphy, or any member of his immediate family, has a direct or indirect material interest. Mr. Murphy has entered into the standard Company’ director indemnification agreement, whereby the Company agrees to indemnify, defend and hold its directors harmless from and against losses and expenses incurred as a result of their board service, subject to the terms and conditions provided in the agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUMIEZ INC.

Dated: January 22, 2021	By:	/s/ Chris Visser
Chris K. Visser
Chief Legal Officer & Secretary